March 12, 2008

TRUSTEE: Wells Fargo Bank, National Association 9062 Old Annapolis Road Columbia, MD 21045 Attention: Corporate Trust Services (CMBS) CD 2007-CD4 Commercial MortgageTrust	DEPOSITOR: Citigroup Commercial Mortgage Securities Inc. 388 Greenwich Street, 1lth Floor New York, New York 10013 Attention: Angela Vleck
RATING AGENCIES: Moody's Investors Service, Inc. 7 World Trade Center 250 Greenwich Street, 25th Floor New York, NY 10007 Attn: Tracey Ferguson	MASTER SERVICER: Midland Loan Services, Inc. 10851 Mastin, Suite 300 Overland Park, KS 66210 Attention: President
MASTER SERVICER: Capmark Finance Inc. 116 Welsh Road Horsham, PA 19044 Attention: Servicing Managing Director
MASTER SERVICER:
Wachovia Bank, National Association
8739 Research Drive
URP4-NC1075
Charlotte, NC 28262-1075
Attention: CD 2007-CD4 Commercial Mortgage
Trust, Commercial Mortgage Pass-Through
Certificates, Series CD 2007-CD4

NONTRUST MORTGAGE LOAN DEPOSITOR J.P. Morgan Chase Commercial Mortgage Securities Corp. 270 Park Avenue, 10th Floor New York, NY 10017 Attention: Dennis Schuh, Vice President	DIRECTING CERTIFICATEHOLDER American Capital Strategies Ltd. 2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814 Attention: Doug Cooper, CD 2007-CD4 Commercial Mortgage Trust
CERTIFICATE ADMINISTRATOR
LaSalle Bank NationalAssociation
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603,
Attention: Global Securities and Trust Services-
Citigroup Commercial Mortgage Trust, Series CD
2007-CD4

    RE: CD 2007-CD4 Officer's Certificate

701 13th Stree, NW, Suite 1000, Washington, DC 20005
www.cwcapital.com

Dear Representatives:

In accordance with the requirements detailed in §3.13 of the Pooling and Servicing Agreement ("Agreement") for the above-mentioned CMBS pool, CWCapital Asset Management LLC ("CWCAM"), in its capacity as Special Servicer, is providing this Officer's Certificate with respect to the following:

(A)	a review of CWCAM's activities during the period 10/18/2007-12/31/2007 and of CWCAM's performance under this Agreement has been made under my supervision; and
(B)	to the best of my knowledge, based on such review, CWCAM has fulfilled all its obligations under this Agreement in all material respects throughout the period noted above.

Should you have any questions, please do not hesitate to contact us.

Sincerely,
CWCapital Asset Management LLC

/s/ David B. Iannarone

David B. Iannarone
Managing Director